UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2023
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore,	Maryland	21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 1, 2023, Paul Idzik, who has served as the lead independent director of MarketWise, Inc. (the “Company”) since the completion of the Company’s initial business combination in July 2021, informed the Company that he will step down from the board of directors at the end of his current term, which coincides with the Company’s upcoming annual meeting of stockholders. Mr. Idzik’s decision is not the result of any disagreement regarding the Company’s financial condition, results of operations, internal controls, disclosure controls and procedures, policies or practices.
“We express our sincere appreciation to Paul Idzik for his conscientious and valuable service on the MarketWise board of directors,” said Amber Mason, the Company’s Chief Executive Officer. “During his service to MarketWise, Paul demonstrated an exemplary sense of duty and provided consistently strong leadership.”
In connection with Mr. Idzik’s departure, the Company intends to adjust the authorized number of directors so that it comports with the number of directors then serving in accordance with its bylaws.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: March 7, 2023	By:	/s/ Gary Anderson
	Name:	Gary Anderson
	Title:	General Counsel and Corporate Secretary